Exhibit 5.1

February 23, 2024

Bone Biologics Corporation

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Bone Biologics Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1, as amended (File No. 333-276771) (the “Registration Statement”). The Registration Statement covers the best efforts public offering and sale (the “Offering”) of up to $10,375,000 of the following securities (the “Securities”):

1.	shares of common stock (“Shares”), par value $0.001 per share (the “Common Stock”);

2.	pre-funded warrants to purchase shares of Common Stock (the “Prefunded Warrants,”);

3.	shares of Common Stock issuable upon exercise of the Prefunded Warrants (the “Prefunded Warrant Shares”);

4.	warrants to purchase shares of Common Stock (the “Common Warrants,” together with the Prefunded Warrants, the “Warrants”);

5.	shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares,” together with the Prefunded Warrant Shares, the “Warrant Shares”);

6.	warrants to purchase shares of Common Stock at an exercise price equal to 125% of the public offering price per Common Stock and accompanying Common Warrant in the Offering (the “Placement Agent Warrants”), to be issued to the placement agent for the Offering (the “Placement Agent”);

7.	shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”).

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
rochester, ny • buffalo, ny • albany, ny • corning, ny • new york, ny

Bone Biologics Corporation

February 23, 2024

We understand that (i) the Shares and Warrants will be issued to investors participating in the Offering either pursuant to the Registration Statement or pursuant to that certain Securities Purchase Agreement between the Company and each purchaser party thereto, (the “Securities Purchase Agreement”), and (ii) the Placement Agent Warrants will be issued to the Placement Agent pursuant to the Registration Statement and the letter agreement between the Company and the Placement Agent dated October 30, 2023, as amended (the “Letter Agreement”).

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Securities Purchase Agreement, Warrants, and Placement Agent Warrants (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Placement Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Letter Agreement and that the Letter Agreement will be a valid and binding obligation of the Placement Agent, (c) there will not have occurred, prior to the date of the issuance of the Warrant Shares and Placement Agent Warrant Shares: (i) any change in law affecting the validity or enforceability of the Warrants or Placement Agent Warrants or (ii) any amendments to the Transaction Documents, (d) at the time of the issuance and sale of the Securities: (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities, and (iv) the Company will receive consideration in excess of par value for the issuance of the Shares, the Prefunded Warrant Shares, the Common Warrant Shares and the Placement Agent Warrant Shares, (e) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (f) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	the Shares have been duly authorized for issuance and, when issued and paid for in the manner described in the Registration Statement and Securities Purchase Agreement, will be validly issued, fully paid and non-assessable;

Bone Biologics Corporation

February 23, 2024

2.	the Prefunded Warrants have been duly authorized for issuance and when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and Securities Purchase Agreement, will be validly issued and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

3.	the Prefunded Warrant Shares have been duly authorized for issuance and, when issued, sold and delivered by the Company upon valid exercise of the Prefunded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, Securities Purchase Agreement, and Prefunded Warrants, will be validly issued, fully paid and non-assessable;

4.	the Common Warrants have been duly authorized for issuance and when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and Securities Purchase Agreement, will be validly issued and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

5.	the Common Warrant Shares have been duly authorized for issuance and, when issued, sold and delivered by the Company upon valid exercise of the Common Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, Securities Purchase Agreement, and Common Warrants, will be validly issued, fully paid and non-assessable;

6.	the Placement Agent Warrants have been duly authorized for issuance and when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

7.	the Placement Agent Warrant Shares have been duly authorized for issuance and, when issued, sold and delivered by the Company upon valid exercise of the Placement Agent Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

The opinions rendered in paragraphs 2, 4 and 6 above are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law, consent to jurisdiction and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury or defense; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

Bone Biologics Corporation

February 23, 2024

The opinions expressed herein are limited exclusively to the applicable provisions of the Delaware General Corporate Law and the law of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP